Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT	Page 1

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$150,000.00	05-01-2018	08-01-2018	37404	4 / 26		JSJ

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “•••” has been omitted due to text length limitations.

Borrower:	INTEGRATED MEDICINE AND CHIROPRACTIC REGENERATION CENTER OF ST. LOUIS, LLC 2725 JAMES SANDERS BLVD PADUCAH, KY 42001	Lender:	INDEPENDENCE BANK OF KENTUCKY Paducah-Jefferson Sq - NMLS #405645 PO BOX 1776 3143 BROADWAY STREET PADUCAH, KY 42001 (270) 442-1716

CREDIT LIMIT:	$150,000.00	DATE OF AGREEMENT:	May 1, 2018

Introduction. This Commercial Lino of Credit Agreement (“Agreement”) governs Borrower’s line of credit (tee “Credit Line” or the “Credit Line Account’) issued through INDEPENDENCE BANK OF KENTUCKY. Borrower agrees to the following terms and conditions:

Promise to Pay. Borrower promises to pay INDEPENDENCE BANK OF KENTUCKY, or order, the total of all credit advances and FINANCE CHARGES, together with all costs and expenses for which Borrower Is responsible under this Agreement or under “a Security Agreement” which secures Borrower’s Credit Line. Borrower will pay Borrower’s Credit Line according to the payment terms set forth be ow. If there is more than one Borrower. each is jointly and severally gable on this Agreement. This means Lender can require any Borrower to pay all amounts due under this Agreement, including credit advances made to any Borrower. Each Borrower authorizes any other Borrower, on his or her signature alone, to cancel the Credit Line, to request and receive credit advances, and to do all other things necessary to carry out the terms of this Agreement. Lender can release any Borrower from responsibility under this Agreement, and the others will remain responsible.

Term. The term of Borrower’s Credit Line will begin as of the date of this Agreement (“Opening Date”) and will continue until August 1, 2018 (“Maturity Date”). All indebtedness under this Agreement, if not already paid pursuant to the payment provisions below, will be due and payable upon maturity. The draw period of Borrower’s Credit Line will begin on the Opening Date and will continue as follows: the Credit Line can be accessed up until the Maturity date. Borrower may obtain credit advances during this period (“Draw Period”). Borrower agrees that Lender may renew or extend the period during which Borrower may obtain credit advances or make payments. Borrower further agrees that Lender may renew or extend Borrower’s Credit Line Account.

Minimum Payment. Borrower’s “Regular Payment” will equal the amount of Borrower’s accrued FINANCE CHARGES. Borrower will make 2 of these payments. Borrower will then be required to pay the entire balance owing in a single balloon payment. It Borrower makes only the minimum payments, Borrower may not repay any of the principal balance by the end of this payment stream. Borrower’s payments will be due monthly. Borrower’s “Minimum Payment” will be the Regular Payment, plus any amount east due and all other charges. An increase in the ANNUAL PERCENTAGE RATE may increase the amount of Borrower’s Regular Payment. Borrower agrees to pay not less than the Minimum Payment on or before the due date.

Balloon Payment. Borrower’s Credit Line Account is payable in full upon maturity in a single balloon payment. Borrower must pay the entire outstanding principal, Interest and any other charges then due. Unless otherwise required by applicable law. Lender is under no obligation to refinance the balloon payment at that time. Borrower may be required to make payments out of other assets Borrower owns or find a lender, which may be Lender, willing to lend Borrower the money. If Borrower refinances the balloon payment, Borrower may have to pay some or all of the closing costs normally associated with a new credit line account, even if Borrower obtains refinancing from Lender.

Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT (Continued)	Page 2

How Borrower’s Payments Are Applied. Unless otherwise agreed or required by applicable taw, payments and cutter credits will be applied to accrued interest, late fees, and then to principal.

Credit Limit. This Agreement covers a revolving line of credit for the principal amount of Ono Hundred Fifty Thousand & 00/100 Dollars 0150,000.00e which will be Borrower’s “Credit Limit” under this Agreement. Borrower may borrow against the Credit Line, repay any portion of the amount borrowed, and re-borrow up to the amount of the Credit Limit. Borrower’s Credit Limit is the maximum amount Borrower may have outstanding at any one time. Borrower agrees not to attempt, request, or obtain a credit advance that will make Borrower’s Credit Line Account balance exceed Borrower’s Credit Limit. Borrower’s Credit Limit will not be Increased should Borrower overdraw Borrower’s Credit Line Account. If Borrower exceeds Borrower’s Credit Limit, Borrower agrees to repay immediately the amount by which Borrower’s Credit Line Account exceeds Borrower’s Credit Limit. Any amount greater than the Credit Limit will be secured by the security agreement covering Borrower’s property.

Collateral. Borrower acknowledges this Agreement is secured by the following collateral described in the security instrument listed herein:

(A) Collateral described in a Commercial Security Agreement.

Charges to Borrower’s Credit Line. Lender may charge Borrower’s Credit Line to pay other fees and costs that Borrower is obligated to pay under this Agreement, the security agreement or any other document related to Borrower’s Credit Line. In addition, Lender may charge Borrower’s Credit Line for funds required for continuing insurance coverage as described in the paragraph titled “Insurance” below or as described in the Security agreement for this transaction. Any amount so charged to Borrower’s Credit Line will be a credit advance end will decrease the funds available, if any, under the Credit Line. However, Lender has no obligation to provide any of the credit advances referred to in this paragraph.

Credit Advances. Beginning on the Opening Date of this Agreement, Borrower may obtain credit advances under Borrower’s Credit Line as follows:

Officer Approval. Upon approval by an Independence Bank Loan Officer.

If there is more than one person authorized to use this Credit Line Account, Borrower agrees not to give Lender conflicting instructions, such as one Borrower telling Lender not to give advances to the other.

Transaction Requirements. The following transaction limitations will apply to the use of Borrower’s Credit Line:

Officer Approval Limitations. The following transaction limitations will apply to Borrower’s Credit Line end accessing by other methods.

Minimum Advance Amount. The minimum amount of any credit advance that can be made on Borrower’s Credit Line is $100.00.

Limitation on All Access Devices. You may not use any access device, whether described above or added in the future, for any illegal or unlawful transaction, and we may decline to authorize any transaction that we believe poses an undue risk of Illegality or unlawfulness. Notwithstanding the foregoing, we tray collect on any debt arising out of any illegal or unlawful transaction.

Future Credit Line Services. Borrower’s application for this Credit Line also serves as a request to receive any new services (such as access devices) which may be available at some future time as one of Lender’s services in connection with this Credit Line. Borrower understands that this request is voluntary end that Borrower may refuse any of these new services at the time they are offered. Borrower further understands that the terms and conditions of this Agreement, together with any specific terms covering the new service, will govern any transactions made pursuant to any of these new services.

Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT (Continued)	Page 3

Insurance. Borrower must obtain insurance on the Property securing this Agreement that is reasonably satisfactory to Lender. Borrower may obtain property insurance through any company of Borrower’s choice that is reasonably satisfactory to Lender. Borrower has the option of providing any insurance required under this Agreement through an existing policy or a policy independently obtained and paid for by Borrower, subject to Lender’s right, for reasonable cause before credit is extended, to decline arty insurance provided by Borrower. Subject to applicable law, if Borrower fails to obtain or maintain insurance as required in the security agreement, Lender may purchase insurance to protect Lender’s own interest, add the premium to Borrower’s balance, declare the loan in default, or do any one or more of these things.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account), including without limitation, all accounts Borrower may open in the future. However, this does not include any !RA or Keogh accounts. or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

When FINANCE CHARGES Begin to Accrue. Periodic FINANCE CHARGES for credit advances under Borrower’s Credit Line will begin to accrue on the date credit advances are posted to Borrower’s Credit Line. There :s no “free ride period” which would allow Borrower to avoid a FINANCE CHARGE on Borrower’s Credit Line credit advances.

Method Used to Determine the Balance on Which the FINANCE CHARGE Will Be Computed. A daily FINANCE CHARGE will be imposed on all credit advances made under Borrower’s Credit Line imposed from the date of each credit advance based on the “daily balance’ method. To get the daily balance, Lender takes the beginning balance of Borrower’s Credit Line Account each day. adds any new advances, arid subtracts any unpaid FINANCE CHARGES and any payments or credits. This gives Lender the ‘daily balance.”

Method of Determining the Amount of FINANCE CHARGE. Any FINANCE CHARGE is determined by applying the “Periodic Rate” to the balance described herein. Then Lender adds together the periodic FINANCE CHARGES for each day in the statement cycle. This is Borrower’s FINANCE CHARGE calculated by applying a Periodic Rate.

Borrower also agrees to pay FINANCE CHARGES, not calculated by applying a Periodic Rate, as set forth below:

Loan Fee. Borrower will be charged a prepaid FINANCE CHARGE of $250.00, which is a flat fee. This amount is payable when Lender establishes Borrower’s Credit Lire and may also be imposed upon any future increase in Borrower’s Credit Limit.

Periodic Rate and Corresponding ANNUAL PERCENTAGE RATE. The Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE on Borrower’s Credit Line are subject to change from time to lime based on changes in an independent index which is the Base Rate on corporate loans posted by at least 75% of the nation’s 30 largest banks known as the Wall Street Journal Prime Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on Lender’s loans. If the index becomes unavailable during the term of this Credit Line Account, Lender may designate a substitute index after notice to Borrower. The ANNUAL PERCENTAGE RATE on Borrower’s Credit Line Is based upon the Index described below.

Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT (Continued)	Page 4

The Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE on Borrower’s Credit Line will Increase or decrease as the index increases or decreases from time to time. Lender wit determine the Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE as follows: Lender starts with the current Index as disclosed below. To determine the Periodic Rate that will apply to Borrower’s account, Lender takes the value of the Index, then divides the value by the number of days in a year (daily). To obtain the ANNUAL PERCENTAGE RATE Lender multiplies the Periodic Rote by the number of days in a year (daily). This result is the ANNUAL PERCENTAGE RATE. In no event will the Periodic Rate result in a corresponding ANNUAL PERCENTAGE RATE that .s less than 4.000%, nor will the Periodic Rate or corresponding ANNUAL PERCENTAGE RATE exceed the maximum rate allowed by applicable law. Adjustments to the Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE resulting from changes in the Index will take effect daily. Today the Index is 5.000% per annum, and therefore the initial ANNUAL PERCENTAGE RATE and the corresponding Periodic Rate on Borrower’s Credit Line are as stated below:

Current Rates for the First Payment Stream

Range of Balance or Conditions	Margin Added to Index	ANNUAL PERCENTAGE RATE	Daily Periodic Rate
All Balances	0.000%	5.000%	0.01370%

Notwithstanding any other provision of this Agreement. Lender will not charge interest on any undisbursed loan proceeds.

Conditions Under Which Other Charges May Be Imposed. Borrower agrees to pay all the other fees and charges related to Borrower’s Credit Line as set forth below:

Returned Items. You may be charged $35.00 if you pay your Credit Line obligations with e check, draft, or other item that is dishonored for any reason, unless applicable law requires a lower charge or prohibits any charge.

Fee to Stop Payment. Borrower’s Credit Line Account may be charged $35.00 when Borrower requests a stop payment on Borrower’s account.

Right to Credit Advances. Beginning on rho Opening Date, Lender will honor Borrower’s requests for credit advances up to Borrower’s Credit Limit so long as. (A) Borrower is not in default under the terms of this Agreement; (B) this Agreement has not been terminated or suspended.

Default. Lender may declare Borrower to be in default if any one or more of the following events occur: (A) Borrower fails to pay a Minimum Payment when due; 181 an event of default occurs under the security agreement for the Property; (C) the Property is further encumbered in any way, voluntarily or involuntarily; (D) Borrower dies; (E) Borrower makes any false or misleading statements on Borrower’s Credit Lire application; (F) Borrower violates any provision of this Agreement or any other agreement with Lender: (G) any garnishment, attachment, or execution is issued against any material asset owned by Borrower; (H) Borrower exceeds Borrower’s Credit Limit; (l) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions of the Bankruptcy Code is filed against Borrower; (J) Lender in good faith believes itself insecure.

Lender’s Rights. If Borrower is in default, Lender will send notice to Borrower setting forth a time period of at least five (51 days within which such default may be cured. During this cure period, without notice. Lender may suspend Borrower’s Credit Line as provided below. If such default is not cured during this period. Lender may either terminate or continue suspension of Borrower’s Credit Line Account.

Suspension. If Lender suspends Borrower’s Credit Line, Borrower will lose the right to obtain further credit advances. However, all other terms of this Agreement will remain in effect and be binding upon Borrower, including Borrower’s liability for any further unauthorized use of any Credit Lino access devices.

Termination. If Lender terminates Borrower’s Credit Line, Borrower’s Credit Line will be suspended and the entire unpaid balance of Borrower’s Credit Line Account will be immediately due and payable, without prior notice except as may be required by law, and Borrower agrees to pay that amount plus all FINANCE CHARGES and other amounts due under this Agreement.

Collection Costs. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT (Continued)	Page 5

Rate Increase. In addition to Lender’s other rights on default, Lender may increase the variable Interest rate under this Agreement to 18.000 percent per annum. The interest rate will not exceed the maximum rate permitted by applicable law. If Lender does not Increase the interest rate on default, it will continue at the variable rate in effect as of the date Lender declares a default.

Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender’s rights under this Agreement without losing mat right or any other right. if Lender delays or waives any of Lender’s rights, Lender may enforce that right at any time in the future without advance notice. For example, not terminating Borrower’s account for non-payment will not ben waiver of Lender’s right to terminate Borrower’s account In the future if Borrower has not paid.

Termination by Borrower. If Borrower terminates this Agreement, Borrower must notify Lender in writing at the address shown on Borrower’s periodic statement or other designated address. Despite termination, Borrower’s obligations under this Agreement will remain in full force and effect until Borrower hos paid Lender all amounts due under this Agreement.

Prepayment. Borrower may prepay al or any amount owing under this Credit Line at any time without penalty. except Lender will be entitled to receive at accrued FINANCE CHARGES, and other charges, if any. Payments in excess of Borrower’s Minimum Payment will not relieve Borrower of Borrower’s obligation to continue to make Borrower’s Minimum Payments. Instead, they will reduce the principal balance owed on the Credit Line. Borrower agrees not to send Lender payments marked “paid In full”, “without recourse”, or similar language. If Borrower sends such a payment. Lender may accept it without losing any of Lender’s rights under this Agreement. and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: INDEPENDENCE BANK OF KENTUCKY, Paducah-Jefferson Sq NMLS #405645, PO BOX 1776. 3143 BROADWAY STREET, PADUCAH, KY 42001.

Notices. All notices will be sent to Borrower’s address as shown in Borrower’s Credit Line application. Notices will be mailed to Borrower at a different address if Borrower gives Lender written notice of a different address. Borrower agrees to advise Lender promptly if Borrower changes Borrower’s mailing address.

Credit Information and Related Matters. Borrower authorizes Lender to release information about Borrower to third parties as described in Lender’s privacy policy arid Lender’s Fair Credit Reporting Act notice, provided Borrower did not opt out of the applicable policy, or as permitted by law. Borrower agrees that. upon Lender’s request. Borrower will provide Lender with a current financial statement, a now credit application, or both, on forms provided by Lender. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lender’s sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrower’s financial condition. Based upon a material adverse change in Borrower’s financial condition (such as termination of employment or loss of income), Lender may suspend Borrower’s Credit Line. Lender may require a new appraisal of the Property which secures Borrower’s Credit Line at any time, including an internal inspection, at Lender’s sole option and expense.

Transfer or Assignment. Without prior notice or approval from Borrower, Lender reserves the right to sell or transfer Borrower’s Credit Line Account and Lender’s rights and obligations under this Agreement to another lender, entity, or person, and to assign Lender’s rights under the security agreement. Borrower’s rights under this Agreement belong to Borrower only end may not be transferred or assigned. Borrower’s obligations, however, are binding on Borrower’s heirs and legal representatives. Upon any such sale or transfer, Lender will have no further obligation to provide Borrower with credit advances or to perform any other obligation under this Agreement.

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Jury Waiver. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

Prior Credit Agreement. This is a renewal of loan #37404.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Kentucky without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the Commonwealth of Kentucky.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Interpretation. Borrower agrees that this Agreement, together with the security agreement, :s the most reliable evidence of Borrower’s agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore. a court may enforce the rest of the provisions of this Agreement even if a provision of this Agreement may be found to be invalid or unenforceable. If Lender goes to court for any reason, Lender can use a copy, filmed or electronic, of any periodic statement, this Agreement, the security agreement or any other document to prove what Borrower owes Lender or that a transaction has taken place. The copy. microfilm, microfiche, or optical image will have the same validity as the original. Borrower agrees that, except to the extent Borrower can show there is a billing error, Borrower’s most current periodic statement is the most reliable evidence of Borrower’s obligation to pay.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shalt not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not effect the legality, validity or enforceability of any other provision of this Agreement.

Acknowledgment and Amendments. Borrower understands and agrees to the terms and conditions in this Agreement. Borrower acknowledges that, subject to applicable laws. Lender has the right to change the terms and conditions o’ the Credit Line program, including without limitation. the Margin. Borrower also understands and agrees that Borrower may be subject to other agreements with Lender regarding transfer instruments or access devices which may access Borrower’s Credit Lino. Any person signing below may request a modification to this Agreement, and, if granted, the modification will be binding upon all signers. By signing this Agreement, Borrower acknowledges that Borrower has road this Agreement. Borrower also acknowledges receipt of e completed copy of this Agreement.

BORROWER:

INTEGRATED MEDICINE AND CHIROPRACTIC REGENERATION CENTER OF ST. LOUIS, LLC

By:	/s/ Jeff Ervin
Jeff Ervin, Chief Operating Officer of IMAC Holdings, LLC

Loan No: 37404	COMMERCIAL LINE OF CREDIT AGREEMENT (Continued)	Page 7

ACCEPTED: INDEPENDENCE BANK OF KENTUCKY

By:	/s/ Scott Johnston
Scott Johnston, Sr. Lender McCracken Co. NMLS #791055